UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York		10011

(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (212) 366-3400

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2009, ‘mktg, inc.’ (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with the requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2009.

As previously reported, the Company received similar letters from Nasdaq in July 2009 and August 2009 indicating that the Company’s securities were subject to delisting due to its failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2009, and Quarterly Report on Form 10-Q for the period ended June 30, 2009, respectively. The Company previously submitted to Nasdaq a plan of compliance with respect to such reports and was granted an exception until December 18, 2009 to file such reports.

As a result of the additional delinquency with respect to its Quarterly Report on Form 10-Q for the period ended September 30, 2009, Nasdaq has required that no later than December 4, 2009, the Company update its plan of compliance with respect to such report. Following the submission of such updated plan of compliance, Nasdaq may provide the Company with up to 180 days from the due date of the Annual Report on Form 10-K (until January 11, 2010), to file its Quarterly Report on Form 10-Q for the period ended September 30, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009

‘mktg, inc.’

By:	/s/ James R. Haughton

James R. Haughton,
Senior Vice President — Controller